Exhibit 99.5

PRELIMINARY FORM OF PROXY

VICTORY ACQUISITION CORP.

970 WEST BROADWAY, PMB 402

JACKSON, WYOMING 83001

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VICTORY ACQUISITION CORP.

The undersigned appoints Eric J. Watson and Jonathan J. Ledecky as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Victory Acquisition Corp. (“Victory”) held of record by the undersigned on                  , 2009, at the Special Meeting of Stockholders to be held on April     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE VICTORY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2a, 2b, 2c, 2d, 2e, 2f, 3, 4 and 5. THE VICTORY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the Agreement and Plan of Reorganization, among Victory, VAC Merger Sub, Inc. and TouchTunes Corporation (“TouchTunes”), which provides for the merger of Victory and TouchTunes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “AGAINST” Proposal Number 1 and you hold shares of Victory common stock issued in the Victory initial public offering, you may exercise your conversion rights and demand that Victory convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Victory common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, demand that Victory convert your shares into cash and deliver your stock to Victory’s transfer agent physically or electronically prior to the meeting. Failure to (a) vote against adoption of the Agreement and Plan of Merger, (b) check the following box, (c) deliver your stock certificate to Victory’s transfer agent or deliver your shares electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the meeting, and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

	I HEREBY EXERCISE MY CONVERSION RIGHTS			☐

2a.	To approve an amendment to the amended and restated certificate of incorporation of Victory to change the name of Victory from Victory Acquisition Corp. to TouchTunes Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	To approve an amendment to the amended and restated certificate of incorporation of Victory to increase the number of authorized shares of Victory’s common stock from 85 million to 300 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	To approve an amendment to the amended and restated certificate of incorporation of Victory to change Victory’s corporate existence to perpetual.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2d.	To approve an amendment to the amended and restated certificate of incorporation of Victory to remove provisions that will not longer be applicable to Victory after the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2e.	To approve an amendment to the amended and restated certificate of incorporation of Victory to incorporate the classification of directors that will result from the election of directors as proposed in Proposal 4, below.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2f.	To approve an amendment to the amended and restated certificate of incorporation of Victory to make certain other changes that the Victory board of directors believes are immaterial.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To consider and vote upon a proposal to approve the 2009 Incentive Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Election of the following directors:	FOR all nominees listed below except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Jonathan J. Ledecky and Richard Y. Roberts

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

5.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.